As filed with the Securities and Exchange Commission on September 22, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MCG CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54-1889518
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1100 Wilson Boulevard, Ste. 3000, Arlington, VA	22209
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)	(ZIP CODE)

MCG Capital Corporation 2006 Employee Restricted Stock Plan

MCG Capital Corporation 2006 Non-Employee

Director Restricted Stock Plan

(Full title of the plan)

Steven F. Tunney

President and Chief Executive Officer

MCG Capital Corporation

1100 Wilson Boulevard, Suite 3000

Arlington, VA 22209

(703) 247-7500

(Name, address and telephone number of agent for service)

Copy to: Steven B. Boehm, Esq. Cynthia M. Krus, Esq. Sutherland Asbill & Brennan LLP 1275 Pennsylvania Ave., N.W. Washington, D.C. 20004 (202) 383-0100

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	3,600,000 shares	(2)	$16.38	(3)	$58,968,000	$6,310

(1)	Pursuant to Rule 416, this registration statement also covers such additional shares of our common stock as may be issued by reason of stock splits, stock dividends or similar transactions.
(2)	Represents 3,500,000 shares of common stock registered for issuance under the MCG Capital Corporation 2006 Employee Restricted Stock Plan and 100,000 shares of common stock for issuance under the MCG Capital Corporation 2006 Non-Employee Director Restricted Stock Plan.
(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of our common stock as reported on the NASDAQ Global Select Market on September 20, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the MCG Capital Corporation 2006 Employee Restricted Stock Plan and the MCG Capital Corporation 2006 Non-Employee Director Restricted Stock Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) in accordance with the requirements of Part I of Form S-8, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 3, 2006 and amended on April 28, 2006;

•	Our Quarterly Report for the quarter ended June 30, 2006 filed on August 9, 2006;

•	Our Quarterly Report for the quarter ended March 31, 2006 filed on May 4, 2006;

•	Our Current Reports on Forms 8-K filed on February 21, 2006, February 22, 2006, April 24, 2006, April 25, 2006, May 3, 2006, June 22, 2006, July 25, 2006, July 28, 2006, August 2, 2006, August 28, 2006, September 19, 2006 and September 21, 2006; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the Commission on December 4, 2001, including any amendment thereto or report filed for the purpose of updating such description.

Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.

Section 102(b)(7) of the Delaware General Corporation Law permits the inclusion in the certificate of incorporation of a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.

Subject to the Investment Company Act of 1940 (the “1940 Act”) or any valid rule, regulation or order of the Securities and Exchange Commission thereunder, MCG Capital’s restated certificate of incorporation also provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of MCG Capital, or is or was serving at the request of MCG Capital as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. The 1940 Act provides that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, our restated certificate of incorporation provides that the indemnification described therein is not exclusive and shall not exclude any other rights to which the person seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of stockholders or directors who are not interested persons, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

The above discussion of Section 145 and MCG Capital’s restated certificate of incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such statute and our restated certificate of incorporation.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MCG Capital pursuant to the foregoing provisions, or otherwise, MCG Capital has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MCG Capital of expenses incurred or paid by a director, officer or controlling person of MCG Capital in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MCG Capital will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have obtained primary and excess insurance policies insuring our directors and officers and those of our subsidiaries against some liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

See also Articles VI and VII of the Restated Certificate of Incorporation.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
3.1	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the Commission on May 31, 2005).

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s current report on Form 8-K filed with the Commission on March 28, 2005).

4.1	MCG Capital Corporation 2006 Non-Employee Director Restricted Stock Plan (Incorporated by reference to Exhibit 10.62 filed with the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006).

4.2	MCG Capital Corporation 2006 Employee Restricted Stock Plan (Incorporated by reference to Exhibit 10.63 filed with the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006).

5.1	Opinion of Sutherland Asbill & Brennan LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page)

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on this 21st day of September, 2006.

MCG CAPITAL CORPORATION

By:	/s/ Steven F. Tunney
Name:	Steven F. Tunney
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of MCG Capital Corporation hereby constitute and appoint Steven F. Tunney and Samuel G. Rubenstein and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement and any and all amendments thereto, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven F. Tunney Steven F. Tunney	President, Chief Executive Officer and Director (principal executive officer)	September 21, 2006

/s/ Michael R. McDonnell Michael R. McDonnell	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer (principal financial officer)	September 21, 2006

/s/ John C. Wellons John C. Wellons	Senior Vice President and Chief Accounting Officer (principal accounting officer)	September 21, 2006

/s/ Robert J. Merrick Robert J. Merrick	Director, Executive Vice President and Chief Investment Officer	September 21, 2006

/s/ B. Hagen Saville B. Hagen Saville	Director, Executive Vice President, Business Development	September 21, 2006

/s/ Kenneth J. O’Keefe Kenneth J. O’Keefe	Chairman of the Board of Directors	September 21, 2006

/s/ Kim D. Kelly Kim D. Kelly	Director	September 21, 2006

/s/ Edward S. Civera Edward S. Civera	Director	September 21, 2006

/s/ Jeffrey M. Bucher Jeffrey M. Bucher	Director	September 21, 2006

/s/ Wallace B. Millner, III Wallace B. Millner, III	Director	September 21, 2006

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Sutherland Asbill & Brennan LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page)